Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated April 5, 2013, relating to the consolidated financial statements of YOU On Demand Holdings, Inc. (the “Company”) as of December 31, 2012 and 2011 and for each of the two years then ended, which appear in the Company’s December 31, 2012 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ UHY llp

New York, New York
April 16, 2013